CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the inclusion in this registration statement on Form SB-2 under the caption "Experts", the reference to our report dated April 13, 2007 with respect to the Consolidated Financial Statements of MovtivNation Inc. and subsidiaries for the years ended December 31, 2006 and 2005.

/s/ Spector & Wong LLP

June 6, 2007

Pasadena, California